2003 Omnibus Incentive Compensation Plan

                        Alpharma Inc.

Amended and Restated as of February 22, 2008

Contents

ALPHARMA INC.
2003 OMNIBUS INCENTIVE COMPENSATION PLAN

February 22, 2008

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Alpharma Inc., a Delaware corporation (hereinafter referred to as the "Company"), establishes an incentive compensation plan to be known as the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.

The Plan permits the grant of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.

The Plan shall become effective upon stockholder approval of the Plan (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. The Plan was last amended and restated in its entirety effective January 1, 2008. The Plan is being amended and restated in its entirety effective February 22, 2008.

With respect to awards/options granted under the Plan that are subject to Section 409A of the Code, the Company intends that Section 409A of the Code, the regulations issued there under and any other applicable IRS guidance shall apply.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3 Duration of the Plan. The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 herein, until all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 "Annual Incentive Award" means an Award granted to a Participant as described in Article 12 herein.

2.3 "Award" means, individually or collectively, a grant under this Plan of Annual Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards.

2.4 "Award Agreement" means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5 "Beneficial Owner or Beneficial Ownership" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.7 "Cash-Based Award" means an Award granted to a Participant as described in Article 10 herein.

2.8 "Cause" means a conviction of, or a plea of no contest to, a felony, habitual excessive use of drugs or alcohol, unsatisfactory attendance, substantial and willful neglect of job duties, failure or inability to adequately perform job duties (for a reason other than a disability that is protected under state or federal law), disclosure of confidential information regarding the Company or its operations, or the aiding or assisting of any person or entity which is competitive with the Company or its successors.

            The determination of whether an Employee is terminated for Cause or not for Cause (as it relates to eligibility to receive benefits under the Plan) shall be made by the Committee in its sole discretion and shall be final and conclusive.

2.9 "Change in Control" shall have the meaning set forth in the Company's Change in Control Plan, as amended and in effect from time to time, or any successor thereto.

2.10 "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.11 "Committee" means the compensation committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve in the manner provided in the constituent documents of the Company.

2.12 "Company" means Alpharma Inc., a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.13 "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code.

2.14 "Director" means any individual who is a member of the Board of Directors of the Company.

2.15 "Employee" means a full-time permanent salaried or hourly employee of the Company, as determined by the Committee. An Employee shall not include any individual classified by the Company as a temporary employee, a leased employee, or a Director (regardless of whether such individual is classified or retroactively reclassified as an employee of the Company by any person, entity or agency).

2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 "Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.

FMV shall be specified in the Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.18 "Fiscal Year" means the fiscal year of the Company; provided that if the Company changes the period for its fiscal year, the prior fiscal year period shall continue to apply for purposes of the Award Limits specified in Section 4.1, unless stockholder approval is obtained for the new fiscal year period under Section 4.1.

2.19 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.20 "Grant Price" means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

2.21 "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.22 "Insider" shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.

2.24 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.25 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.26 "Participant" means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.27 "Performance-Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective performance goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

2.28 "Performance Measures" means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

2.29 "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.30 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

2.31 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

2.32 "Period of Restriction" means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion.

2.33 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.34 "Restricted Stock" means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.35 "Restricted Stock Unit" means an Award granted to a Participant pursuant to Article 8 herein.

2.36 "Shares" means the Shares of Class A Common Stock of the Company.

2.37 "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.38 "Stock-Based Award" means an Award granted pursuant to the terms of Section 10.7 herein.

2.39 "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns more than fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.40 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 17, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Directors of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be four million seven hundred fifty thousand (4,750,000).

Notwithstanding the foregoing, effective February 22, 2008, subject to adjustment as provided in Section 4.2 herein, two million (2,000,000) additional number of Shares are hereby reserved for issuance to Participants under the Plan. .

Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. In addition, the Committee, in its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits ("Award Limits") shall apply to grants of such Awards under the Plan:

(a) Options. The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

(b) SARs. The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

(c) Restricted Stock/Restricted Stock Units. The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be three hundred thousand (300,000).

(d)          Performance Shares/Performance Units. The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be three hundred thousand (300,000) Shares, or equal to the value of three hundred thousand (300,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed two million dollars ($2,000,000) determined as of the date of vesting or payout, as applicable.

(f) Stock Awards. The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be three hundred thousand (300,000) Shares.

(g) Annual Incentive Award. The maximum aggregate amount awarded or credited in any one Fiscal Year with respect to an Annual Incentive Award to a Participant who is a Covered Employee shall be determined in accordance with Article 12.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least FMV on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least FMV on the date of grant, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Notwithstanding anything in this Section 4.2 of the Plan that may suggest otherwise, if one of the events described in the first paragraph hereof is determined by the Committee to be an equity restructuring under FASB Statement No. 123(R), Shareholder Based Payment, then the Committee shall make such adjustments to the terms of existing Awards as are necessary to prevent dilution of such Awards.

Subject to the provisions of Article 16 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion, all without further action by the Company's stockholders.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Directors. In addition, ISOs may not be granted following the ten (10) year anniversary of the Effective Date.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that the Option Price shall not be less than one hundred percent (100%) of the FMV of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant. Notwithstanding the foregoing, (a) for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (provided, however, that tendering of Shares shall be in accordance with FASB Statement No. 123(R) (c) by a combination of (a) and (b); or (d) any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. Under no circumstances shall outstanding Options be transferable for consideration (value).

6.8 Termination of Employment. Each non-Director Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries. Except for Awards made to Directors, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination. A termination from employment is deemed to occur whether based on the facts and circumstances, the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company if the Participant has been providing services to the Company less than 36 months).

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. Under no circumstances shall outstanding ISOs be transferable for consideration (value).

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, and except for NQSOs granted to the Company's Directors, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, and except for NQSOs granted to the Company's Directors, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. Under no circumstances shall outstanding NQSOs be transferable for consideration (value).

6.10 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an Incentive Stock Option. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

6.11 Annual Limit on Incentive Stock Options. To the extent that the aggregate FMV (determined as of the date the ISO is granted) of the Shares with respect to which ISOs granted to a participant under this Plan and all other option plans of the Company and any subsidiary become exercisable for the first time by the Participant during any calendar year exceeds the limit with respect to ISOs as set forth in the Code, such ISOs shall be treated as NQSOs.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. Subject to the limitation set forth in Section 4.1 herein, the SAR Grant Price shall be based on one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Termination of Employment or Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Under no circumstances shall outstanding SARs be transferable for consideration (value).

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Director's Restricted Stock Units. Subject to the discretion and approval of the Board, each Director shall receive a grant of Restricted Stock Units immediately following each annual meeting of stockholders of the Company. At the discretion of the Board, the grant of Restricted Stock Units shall be for a specific number of Restricted Stock Units or for a specific dollar amount.

Subject to the terms and conditions of the Award Agreement, upon death, disability or Retirement, a Director shall be fully vested in all Restricted Stock Units under the Award Agreement. For purposes of this Section 8.3, Retirement shall have the same meaning as it does under the Award Agreement.

In the event that the Director voluntarily resigns his or her position as a director of the Company, other than as a result of disability or Retirement of the Director, all unvested Restricted Stock Units under the Award Agreement shall be automatically forfeited by the Director.

8.4 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.5 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.6 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.5 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Alpharma Inc.

8.7 Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.9 Termination of Employment or Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.10 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning an Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

9.1 Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

9.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Dividends and Other Distributions. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

9.6 Termination of Employment or Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV at the time payment was earned under the Cash-Based Award equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

10.7 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Article 11. Performance Measures

Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

    Net earnings;

    Earnings per share;

    Net sales growth;

    Net income (before or after taxes);

    Net operating profit;

    Return measures (including, but not limited to, return on assets, capital, equity, or sales);

    Cash flow (including, but not limited to, operating cash flow and free cash flow);

    Cash flow return on capital;

    Earnings before or after taxes, interest, depreciation, and/or amortization;

    Gross or operating margins;

    Productivity ratios;

    Revenue growth;

    Share price (including, but not limited to, growth measures and total stockholder return);

    Expense targets;

    Margins;

    Operating efficiency;

    Customer Satisfaction;

    EVA® ;

    Employee satisfaction metrics;

    Human resources metrics;

    Working capital targets;

    Clinical work targets; and

    Regulatory targets,

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (m) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Annual Incentive Awards

The Committee may designate Company executive officers who are eligible to receive a monetary payment in any Fiscal Year based on a percentage of an incentive pool equal to ten percent (10%) of the Company's net income for the Fiscal Year. The Committee shall allocate an incentive pool percentage to each designated Participant for each Fiscal Year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. In addition, all Annual Incentive Awards are subject to an overriding limitation. The maximum aggregate payout of an Annual Incentive Award for any one Fiscal Year to any one Participant may not exceed two million five hundred thousand dollars ($2,500,000).

Net income shall mean the consolidated net income for the Fiscal Year, as reported in the annual report to stockholders or as otherwise reported to stockholders, and as computed in accordance with generally accepted accounting principles.

As soon as possible after the determination of the incentive pool for a Fiscal Year, the Board shall calculate the Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the Fiscal Year. The Participant's Annual Incentive Award then shall be determined by the Board based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a Participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

Article 13. Beneficiary Designation

A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the beneficiary shall be the Participant's estate.

If a Participant designates his or her spouse as a beneficiary and subsequently becomes legally divorced from such spouse, such spouse shall cease to be a beneficiary unless the Participant re-affirms, in writing to the Company following the effective date of the divorce, his or her designation of such spouse (the then ex-spouse) as a beneficiary. In the event that the Participant fails to re-affirm such ex-spouse as a beneficiary and fails to designate a new beneficiary following a divorce, the beneficiary upon such Participant's death shall be the Participant's estate.

Notwithstanding the provisions above, the Committee may, in its discretion and after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 13, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 13, the determination of who is a Participant's beneficiary shall be made under the Participant's will and applicable state law.

Article 14. Deferrals and Share Settlements

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Annual Incentive Awards, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals and such payments shall be made through a separate, company-sponsored non-qualified plan. The Committee shall permit or require deferral under this Article 14 only to the extent permitted under Section 409A of the Code.

Article 15. Rights of Employees and Directors

15.1 Relationship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant's Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant's employment is terminated with the spun-off company.

15.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record holder of such Shares.

Article 16. Change in Control

A Change in Control shall have no effect upon Awards except as provided in the Company's Change in Control Plan, as in effect from time to time, or as specified by the Board.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. The Company, acting through its Board, may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. The Company, acting through its Board, may terminate the Plan only to the extent permitted under Section 409A of the Code and the regulations thereunder.

Notwithstanding anything herein to the contrary, without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Grant Price of a previously granted SAR. No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

Notwithstanding the foregoing, the Board has delegated to the executive management Benefits Committee the authority to adopt administrative amendments to the Plan, provided, that such amendments do not involve a change in the costs or liability of the Company or alter the benefits payable thereunder. The Board has delegated to the Compensation Committee the authority to adopt all other amendments to the Plan, provided, that such amendments do not significantly increase or decrease benefit amounts, or are required to be adopted by the Board under the Code or the regulations thereunder. The Board retains the authority to adopt amendments to the Plan that significantly increase or decrease benefit amounts, or are required to be adopted by the Board under the Code or regulations thereunder.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, if as a result of an unusual or nonrecurring event (including, without limitation, the events described in Section 4.2 hereof), which event is determined by the Committee to be an equity restructuring under FASB Statement No. 123(R), Shareholder Based Payment, then the terms and conditions of the Awards shall be appropriately adjusted by the Committee in order to prevent dilution of the benefit or potential benefits intended to be available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV on the date the tax is to be determined equal to the tax that could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. Legal Construction

20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

20.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New Jersey, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Article 21. General Provisions

21.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system.

21.4 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.5 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

21.6 Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.7 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

    Determine which Affiliates and Subsidiaries shall be covered by the Plan;

    Determine which Employees and Directors outside the United States are eligible to participate in the Plan;

    Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.7 by the Committee shall be attached to this Plan document as appendices; and

    Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

21.8 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.9 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

21.10 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.